UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 7, 2013

FIRSTBANK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Michigan	000-14209	38-2633910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Woodworth Avenue Alma, Michigan	48801
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (989) 463-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events

On May 7, 2013, Firstbank Corporation announced its intention to redeem the remaining 17,000 shares of its outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series A, that were issued under the Troubled Asset Relief Program Capital Purchase Program. The effective date for the planned redemption is June 14, 2013.

The purchase price for shares of the Preferred Stock in the redemption will be the stated liquidation value of $1,000.00 per share, plus any accrued or unpaid dividends that have been earned thereon up to, but not including, the date of redemption. Firstbank Corporation anticipates the total cost of redeeming the remaining shares of Preferred Stock will be approximately $17 million. Firstbank Corporation has received all necessary regulatory approvals to complete the planned redemption.

Firstbank Corporation previously repurchased 16,000 shares of its Preferred Shares from the U.S. Treasury at the June 2012 auction. Following the planned redemption on June 14, 2013, no shares of Firstbank Corporation's Preferred Stock will remain outstanding.

The information in this report, including exhibits, is being furnished pursuant to Item 8.01 and shall not be deemed "filed" within the meaning of section 18 of the Securities Act of 1934, or otherwise subject to the liabilities under that Section.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit 99.1	May 7, 2013 press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRSTBANK CORPORATION (Registrant)

Dated: May 7, 2013	By:	/s/ Samuel G. Stone
Samuel G. Stone Executive Vice President and CFO